UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 15, 2010
Ciena Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21969	23-2725311

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500
(Registrant’s Telephone Number, Including Area Code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 15, 2010, Ciena Corporation issued $375 million in aggregate principal amount of 4% Convertible Senior Notes due 2015 (the “Notes”) in a private offering to qualified institutional buyers in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture entered into as of March 15, 2010 (the “Indenture”) with The Bank of New York Mellon, as trustee. The Notes are Ciena’s senior unsecured obligations and rank equally with all of Ciena’s other existing and future senior unsecured debt. The Notes bear interest at the rate of 4% per annum from the date of issuance, payable semi-annually on March 15 and September 15, commencing on September 15, 2010. The Notes will mature on March 15, 2015.
The Notes may be converted prior to maturity (unless earlier redeemed or repurchased) at the option of the holder into shares of Ciena common stock at the initial conversion rate of 49.0557 shares of Ciena common stock per $1,000 in principal amount of Notes, which is equal to an initial conversion price of approximately $20.38 per share, subject to adjustments customary for dilutive events. At the initial conversion rate, assuming the conversion of all $375 million in aggregate principal amount of the Notes, the Notes may be converted into approximately 18,395,888 shares of Ciena common stock (the “Conversion Shares”).
On or after March 15, 2013, Ciena may redeem for cash all or part of the Notes if the closing sale price of its common stock has been at least 150% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending on the date on which it provides notice of redemption. The “redemption price” will equal (1) 100% of the principal amount of the Notes to be redeemed, plus (2) accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date, plus (3) a “make-whole premium.” The “make-whole premium” will be a cash payment equal to the present values of the remaining scheduled payments of interest that would have been made on the Notes to be redeemed had such Notes remained outstanding from the redemption date to March 15, 2015. The present values of the remaining interest payments will be computed using a discount rate equal to 2.75%.
The shares of common stock issuable upon conversion of the Notes will not be registered for resale on a shelf registration statement. If (i) at any time during the six months to one year period following the last issuance date of the Notes, Ciena fails to timely file any annual or quarterly reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Securities Exchange Act of 1934), or (ii) at any time after the 365th day following the issuance date of the Notes, Ciena fails to remove the restrictive legend from a Note upon a transfer or sale of such Note or from any shares of Ciena’s common stock issued on conversion of such Note that is otherwise freely tradable pursuant to Rule 144 under the Securities Act without restrictions by holders other than Ciena’s affiliates, Ciena will pay additional interest on the Notes, which will accrue at the rate of 0.50% per annum of the principal amount of notes outstanding for each day during such period for which Ciena’s failure to file or to remove the restrictive legend from the Notes has occurred and is continuing.
If the Company undergoes certain types of fundamental changes prior to the maturity date of the Notes, holders of the Notes will have the right, at their option, to require the Company to repurchase some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, the following: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults in failure to pay certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all the Notes immediately due and payable.
Ciena estimates that the net proceeds from the offering of the Notes will be approximately $364.3 million after deducting the placement agents’ fees and other estimated fees and expenses. Ciena intends to use approximately $243.8 million of the net proceeds of the offering to replace its existing contractual obligation to issue 6% senior convertible notes due 2017 as part of the aggregate purchase price for its pending acquisition of the optical networking and carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business. Ciena’s agreement to acquire Nortel’s MEN assets permits Ciena to elect, prior to closing, to replace the $239 million in 6% senior convertible notes due 2017 that are to be issued as part of the purchase price with cash equivalent to 102% of the face amount of the notes replaced, or $243.8 million. Ciena intends to use the remaining net proceeds from the offering to reduce the amount of cash on hand that Ciena needs to fund the $530.0 million cash portion of the aggregate purchase price for the acquisition of Nortel’s MEN assets. The sale of the Notes was not conditioned on the closing of the acquisition, and if the acquisition is not completed, Ciena intends to use the net proceeds of the offering for general corporate purposes.
Ciena offered and sold the Notes to the purchasers in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. The Notes may be resold or transferred to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Notes and the common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.
The foregoing description of the Indenture and Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and to the Global Note, which is filed as Exhibit A to the Indenture.
Ciena’s March 16, 2010 press release announcing the closing of the offering of Notes is attached to, and is hereby incorporated by reference in, this current report as Exhibit 99.1.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information included above in Item 1.01 is incorporated by reference into this Item 2.03.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d)

Exhibit Number	Description of Document
Exhibit 4.1	Indenture dated March 15, 2010 between Ciena Corporation and The Bank of New York Mellon, as trustee, including the Form of Global Note attached as Exhibit A thereto

Exhibit 99.1	Press Release dated March 16, 2010, issued by Ciena Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: March 19, 2010	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary

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